Exhibit 99.1

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the filing of the Quarterly Report of Stonehaven Realty Trust (the "Company") on Form 10-QSB for the period ending March 31, 2003 (the "Report") with the Securities and Exchange Commission, I, James C. Mastandrea, Chief Executive Officer and I, John J. Dee, Chief Financial Officer, of the Company, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002, that:

        (1) the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and

        (2) the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.



                                    STONEHAVEN REALTY TRUST
                                    By:        /s/ James C. Mastandrea
                                       -------------------------------------
Date: May 8, 2003                              James C. Mastandrea
                                             Chief Executive Officer


                                    STONEHAVEN REALTY TRUST
                                    By:        /s/ John J. Dee
                                       -------------------------------------
Date: May 8, 2003                               John J. Dee
                                          Chief Financial Officer